InvenTrust Properties

Essential **Retail**. Smart **Locations**.®

IVT LISTED NYSE

NEWS RELEASE

InvenTrust Properties Announces Appointment of Robert Garechana to Board of Directors

DOWNERS GROVE, Ill – November 4, 2026 – InvenTrust Properties Corp. ("InvenTrust" or the "Company") (NYSE: IVT) today announced the appointment of Robert A. Garechana to its Board of Directors, effective immediately. Mr. Garechana brings extensive experience in real estate finance and investment, along with public-company leadership, to the InvenTrust Board of Directors.

Mr. Garechana currently serves as Executive Vice President and Chief Financial Officer of Sun Communities, Inc., a real estate investment trust that owns and operates manufactured housing and recreational vehicle communities. Before joining Sun Communities, Mr. Garechana held several leadership positions at Equity Residential, including Executive Vice President and Chief Investment Officer in 2025, Chief Financial Officer from 2018 to 2025, and Treasurer from 2008 to 2018. His earlier roles included leadership positions in capital markets, financial reporting and SEC reporting. Mr. Garechana will join the Board as an independent director and member of the Audit Committee.

"We are excited to welcome Bob to InvenTrust's Board of Directors," said DJ Busch, President and Chief Executive Officer of InvenTrust. "His extensive experience in finance, acquisitions, and strategic capital allocation will be a valuable addition to our Board. We look forward to benefiting from his perspective as we execute our growth strategy, expand our Sun Belt portfolio, and deliver long-term value to our stockholders."

Jay Whitehurst, Chairman of the Board, added, "Bob's experience working with public company boards and audit committees makes him a strong addition to our Board. His financial expertise, as well as his deep background in corporate strategy, will be particularly valuable to the Company, and we look forward to Bob's contributions."

NEWS RELEASE Mr. Garechana also served as Treasurer and Vice Chairman of the Board of Directors of Upwardly Global, a national nonprofit that helps work-authorized immigrants and refugees enter the U.S. workforce. Mr. Garechana holds a B.B.A. from the University of Texas at Austin. “I am honored to join InvenTrust’s Board of Directors,” said Bob Garechana. “The Company’s focus on essential retail in Sun Belt markets provides a strong foundation for continued growth. I look forward to bringing my experience in real estate investment and finance to the Board as we work to create long-term value for stockholders.” About InvenTrust Properties Corp. InvenTrust Properties Corp. is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. Management pursues the Company's business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, and maintaining a flexible capital structure. A trusted, local operator bringing real estate expertise to its tenant relationships, InvenTrust has built a strong reputation with market participants across its portfolio. For more information, please visit www.inventrustproperties.com. Forward-Looking Statements Disclaimer Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see our filings with the securities and Exchange Commission (“SEC”), including the Risk Factors included in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels

InvenTrust Properties
Essential **Retail**. Smart **Locations**.

IVT LISTED NYSE
NEWS RELEASE

Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust X account (https://x.com/inventrustprop) and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties) as a means of disclosing information about the Company's business to our colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company's social media channels.

For Additional Information
Investor Relations
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com